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                                                                   Exhibit 10(g)

                         MINE SAFETY APPLIANCES COMPANY
                           ANNUAL INCENTIVE BONUS PLAN
                                   MAY 5, 1998

1.  Purposes.
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          The purposes of the Mine Safety Appliances Company Annual Incentive
Bonus Plan are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards, to provide strong financial incentive each year for the excellent performance of each participating executive by making a significant percentage of the executive's total cash compensation dependent upon the level of corporate and individual performance attained for the year, and, by accomplishing those objectives, to increase shareholder value.

2.  Definitions in Last Section.
    ---------------------------

          For purposes of the Plan, capitalized terms, unless defined where the respective term first appears in the Plan, shall have the meanings given in the last Section hereof.

3.  Eligibility.
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          With respect to any Plan Year, all Company officers and such key employees of the Company and its Subsidiaries as are designated by the Chief Executive Officer shall participate in the Plan.

4.  Bonuses.
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          (a)   Participant's Target Bonus. The Committee shall establish the amount of the target Bonus for each Participant with respect to each Plan Year. A Participant's target Bonus for a particular Plan Year shall be the dollar amount resulting from multiplying the median market level salary (represented by the salary midpoint as of the January 1/st/ immediately following the Plan Year) for an individual in the Participant's position by

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a percentage determined by the Committee. With respect to any Participant other than the Chief Executive Officer, the Committee shall be assisted in determining the applicable percentage by the recommendation of the Chief Executive Officer. After a Participant's target Bonus has been established for a particular Plan Year, it cannot be changed, except that, in the sole discretion of the Committee (assisted by the recommendation of the Chief Executive Officer with respect to any Participant other than the Chief Executive Officer), a Participant's target Bonus can be adjusted if the Participant's position is changed during such Plan Year (whether or not the Participant's title is changed).

          (b) Participant's Performance Goal. For each Plan Year, the applicable Performance Goal for each Participant shall be comprised of one or more EBIT targets. In the case of the Chief Executive Officer, the Performance Goal shall be the attainment of the target Consolidated EBIT. In the case of any other Participant, the Performance Goal shall be the attainment of such EBIT targets (including Consolidated EBIT, United States EBIT and Divisional EBIT) as the Chief Executive Officer, in his sole discretion, shall determine to be relevant to the Participant's performance and such EBIT targets shall be weighted for their relevance to the Participant's performance in such manner as the Chief Executive Officer, in his sole discretion, shall determine to be appropriate; provided, however, that attainment of the target Consolidated EBIT shall constitute at least 25% of the Performance Goal for each Participant who is an officer of the Company. The Performance Goal for any such Participant may be (but need not be) different each Plan Year and different Performance Goals may be applicable to different Participants.

          (c) Two-Stage Calculation of Bonus Earned by a Participant. The calculation of the actual Bonus earned by a Participant with respect to a Plan Year shall be done in two stages. The first stage shall be based on the degree of attainment of the applicable Performance Goal during the relevant Plan Year and shall calculate the tentative Bonus earned under the Plan as a percentage of the Participant's target Bonus, which percentage shall

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vary depending upon the extent to which the Performance Goal has been attained and may be lesser than, greater than, or equal to 100%. Notwithstanding the immediately preceding sentence, but subject to Section 4(h) hereof, if less than 50% of an EBIT target which is a component of a Participant's Performance Goal with respect to a particular Plan Year is achieved, no Bonus shall be paid to the Participant with respect to that EBIT target for the Plan Year (that is, the tentative Bonus with respect to that one weighted component of the Participant's Performance Goal shall be zero), but any such failure to achieve 50% of that EBIT target shall not affect the calculation of the tentative Bonus with respect to the achievement of any other EBIT target which is also a weighted component of the Participant's Performance Goal.

          The second stage of the calculation shall multiply the tentative Bonus so determined by a percentage which represents a personal performance factor (the "Personal Performance Percentage"). The Personal Performance Percentage shall vary based on the Participant's individual performance during the Plan Year and may be lesser than, greater than, or equal to 100% In the case of the Chief Executive Officer, the Personal Performance Percentage shall be determined by the Committee in its sole discretion. In the case of any other Participant, the Personal Performance Percentage shall be determined by the Chief Executive Officer, in his sole discretion, with the assistance of a recommendation from the Participant's direct supervisor (if other than the Chief Executive Officer). Notwithstanding any other provision of this Section 4(c), the Personal Performance Percentage with respect to each Participant shall not be less than 80% nor greater than 120%, and the Bonus paid to any Participant with respect to any Plan Year shall not exceed 150% of the Participant's target Bonus with respect to the Plan Year.

          (d) Maximum Aggregate Bonuses for Plan Year. The maximum amount payable as Bonuses hereunder with respect to any Plan Year shall not exceed 3% of Consolidated EBIT for such Plan Year.

          (e)   Committee Review and Adjustment of Calcu-

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lation. The Committee shall review the Bonuses calculated pursuant to Sections
4(c) and 4(d) hereof with respect to each Plan Year and, subject to Section 4(d) and the last sentence of Section 4(c) hereof, the Committee may, in its sole discretion, adjust (including increasing, reducing or eliminating) the amount of any Bonus before making a recommendation to the Board regarding the Bonuses (if any) to be paid with respect to the Plan Year.

          (f)   Employment Requirement for Bonus Payment and Exceptions Thereto.

                (i) Except as provided in Sections 4(f)(ii) and 4(f)(iii) hereof, payment of a Bonus to a particular Participant for a Plan Year shall be made only if, and to the extent that, the foregoing requirements of this Section 4 have been met with respect to the Plan Year and only if the Participant is employed by the Company or one of its Subsidiaries for the entire Plan Year (from the first day of the Plan Year through the last day of the Plan Year), except as set forth in Section 4(h) hereof.

                (ii)  If, under circumstances described in this Section 4(f)
(ii), a Participant has been employed by the Company (or one of its Subsidiaries) for only part of a Plan Year, a pro-rata Bonus shall be paid to the Participant. The pro-rata Bonus shall be calculated by multiplying the Bonus which would be payable if such employment had been for the entire Plan Year by a fraction, the numerator of which shall be the Participant's days of such employment during the Plan Year (except as provided in Section 4(f)(ii)(E) hereof) and the denominator of which shall be 365. The circumstances under which such a pro-rata Bonus shall become payable with respect to a Plan Year are the following:

                      (A) the Participant's employment has terminated during the Plan Year under circumstances which qualify the Participant for retirement (including early retirement) under the Non-Contributory Pension Plan for Employees of Mine Safety Appliances Company (or any successor plan thereto);

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                      (B)  the Participant has died during the Plan Year;

                      (C) the Participant was newly hired by the Company or one of its Subsidiaries during the Plan Year and remained so employed on the last day of the Plan Year;

                      (D) the individual (not initially a Participant) was already employed by the Company or one of its Subsidiaries on the first day of the Plan Year, but became a Participant later in the Plan Year in connection with a promotion (either by designation by the Chief Executive Officer or by promotion to a position as Company officer); and

                      (E) the Participant was disabled (within the meaning of the Company's long-term disability plan) during part of the Plan Year; in that event the numerator of the fraction used to calculate the pro-rata Bonus shall be either the days of the Plan Year during which the Participant was actively at work or such other number (which shall not be more than 365) as is determined by the Committee in its sole discretion.

                (iii) Subject to Section 4(d) and the last sentence of Section 4(c) hereof, the Committee, in its sole discretion, may determine that the Company shall pay a Bonus with respect to a Plan Year (in an amount and, notwithstanding the first two sentences of Section 4(g) hereof, at a time determined in its sole discretion) to any Participant whose employment with the Company or one of its Subsidiaries has terminated during the Plan Year.

          (g) Time of Payment; Termination for Cause. As soon as practicable after the Plan Year, the following shall be accomplished: (i) the calculation of the Bonuses with respect to a Plan Year pursuant to Sections 4(c) and 4(d) hereof, (ii) the Committee's review of, and recommendation to the Board with respect to, such Bonuses pursuant to Sections 4(e) and 4(f) hereof, and (iii) the action of the Board making a final determination (subject to Section 4(d) and the last sentence of

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Section 4(c) hereof) as to what Bonuses (if any) shall be paid with respect to the Plan Year. Except as provided in the two immediately following sentences and in Section 4(h) hereof, all Bonuses to which Participants become entitled under this Section 4 with respect to a Plan Year shall be paid in lump sum cash payments as soon as practicable after such Board determination, but not later than the March 15/th/ immediately following the Plan Year. Notwithstanding any of the foregoing provisions of the Plan, if the employment of a Participant has been terminated for cause (as determined in the sole discretion of the Committee prior to the occurrence of any Change in Control) at any time before the Company has paid the Participant's Bonus with respect to a Plan Year, no Bonus shall be paid to the Participant with respect to such Plan Year. For purposes of the Plan, after a Change in Control has occurred, the Committee shall have no power to determine that a termination of a Participant's employment has been made for cause.

          (h) Change in Control. Notwithstanding any other provision of the Plan to the contrary, (i) if a Change in Control of the Company shall occur following a Plan Year as to which the actual Bonuses to be paid have been determined (but such Bonuses have not yet been paid), such Bonuses shall be paid immediately in cash, (ii) if a Change in Control shall occur following a Plan Year as to which the actual Bonuses to be paid have not yet been determined, such Bonuses shall be immediately determined and paid in cash, and (iii) if a Change in Control shall occur during a Plan Year as to which target Bonuses have been established (but the actual Bonuses to be paid have not yet been determined), such Plan Year shall be deemed to have been completed, the target levels of performance set forth under the respective Performance Goals shall be deemed to have been attained, the respective Personal Performance Percentages shall be deemed to be 100%, and a pro rata portion of the Bonus so determined for each Participant for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid immediately in cash to each Participant for whom a target Bonus for such Plan Year was established.

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5.  Administration.
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          The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Committee shall consist of two or more persons. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee (except those which are specifically stated herein to be subject to Board action) shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

          No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus hereunder.

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6.  General Provisions.
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          (a)   No Right To Continued Employment. Nothing in the Plan or in any
Bonus hereunder shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

          (b) Withholding Taxes. The Company or Subsidiary employing any Participant shall deduct from all payments under the Plan any taxes required to be withheld by federal, state or local governments.

          (c) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall affect adversely any of the rights of any Participant, without such Participant's written consent, with respect to any target Bonus theretofore established with respect to the Participant (or any Bonus to which the Participant has become entitled) under the Plan.

          (d) Participant Rights. No Participant in the Plan for a particular Plan Year shall have any claim to be granted any target Bonus under the Plan for any subsequent Plan Year, and there is no obligation for uniformity of treatment for Participants.

          (e) Unfunded Status of Bonuses. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant with respect to a Bonus, nothing contained in the Plan or any related document shall give any such Participant any rights that are greater than those of a general creditor of the Company.

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          (f)   Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

          (g) Effective Date. This Plan memorializes in writing the existing annual bonus policy of the Company, while adding certain Change-in-Control protection with respect to the Bonuses provided under the Plan; therefore, upon approval by the Board during the 1998 Plan Year, the Plan (with such added protection) shall take effect as of January 1, 1998 (the "effective date").

7.  Definitions.
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          The following terms, as used herein, shall have the following meanings:

    (a) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

    (b)   "Board" shall mean the Board of Directors of the Company.

    (c) "Bonus" shall mean any annual incentive bonus to which a Participant becomes entitled pursuant to the Plan; the establishment of a "target Bonus" with respect to a Participant pursuant to Section 4(a) hereof does not, by itself, entitle the Participant to payment of any Bonus hereunder; a Bonus must be earned and become payable pursuant to other provisions hereof.

    (d) "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of

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          securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates (which term shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange
          Act)) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                    (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding

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          securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

                    (IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

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    (e)   "Chief Executive Officer" shall mean the Chief Executive Officer of the Company.

    (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (g)   "Committee" shall mean the Compensation Committee of the Board.

    (h) "Company" shall mean Mine Safety Appliances Company, a corporation organized under the laws of the Commonwealth of Pennsylvania, or (except as used in the definitions of Change in Control and Person in this Section 7) any successor corporation.

    (i) "EBIT" shall mean "earnings before interest and taxes". The Committee shall establish target EBITs (and the formula and method(s) for calculating EBIT amounts) for each Plan Year with respect to the Company's consolidated worldwide operations ("Consolidated EBIT") and the Company's United States operations ("United States EBIT"), and the Chief Executive Officer shall establish target EBITs for the Company's various divisions and Subsidiaries (respectively, "Divisional EBIT"). As soon as practicable after each Plan Year, the Committee shall determine the levels of Consolidated EBIT, the United States EBIT and the respective Divisional EBITs which were achieved during the Plan Year.

    (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (k) "Participant" shall mean an officer or other employee of the Company or one of its Subsidiaries who is eligible to participate herein pursuant to Section 3 hereof and for whom a target Bonus is established with respect to the relevant Plan Year.

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    (l)   "Performance Goal" shall have the meaning given such term in Section
          4(c) hereof.

    (m) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any individual or entity [including the trustees (in such capacity) of any such entity which is a trust] which is, directly or indirectly, the Beneficial Owner of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities immediately before the date hereof or any Affiliate of any such individual or entity, including, for purposes of this Plan, any of the following: (A) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse;
          (E) the brothers and sisters (whether by the whole or half blood or by adoption)of either such individual or such spouse; or (F) the lineal descendants (and their spouses) of such brothers and sisters.

    (n) "Personal Performance Percentage" shall have the meaning given such term in Section 4(c)

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hereof.

    (o) "Plan" shall mean Mine Safety Appliances Company Annual Incentive Bonus Plan, as amended from time to time.

    (p)   "Plan Year" shall mean the Company's fiscal year.

    (q) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have any one or more of its employees participate in the Plan.

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